HAFT & HAFT & CO.
                    CERTIFIED PUBLIC ACCOUNTANTS (Isr.)
                    INCL. STRAUSS, LAZER & CO.





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------




               As independent public accountants, we hereby consent to the incorporation by reference in the amendment No. 2 to the registration statement on Form S-2 (File No.33-51023) of Ampal American Israel Corporation of our report on the consolidated financial statements of Ampal (Israel) Ltd. dated March 18, 1993 included in Ampal American Israel Corporation's Form 10-K for the year ended December 31, 1992 and to all references to our firm included in such registration statement.




                                                            H.H.S.L. Haft &
          Haft & Co.
          Janauary 21, 1994                                 Certified
          Public Accountants (Isr.)